EXHIBIT 4.2



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated March 1, 2007 on the statements of condition and related securities portfolios of Van Kampen Unit Trusts, Series 649 (Select 10 Industrial Portfolio 2007-2 and The Dow Contrarian Strategy Portfolio 2007-2,) as of March 1, 2007 contained in the Registration Statement on Form S-6 and Prospectuses. We consent to the use of our report in the Registration Statement and Prospectuses and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm."

                                                              Grant Thornton LLP

New York, New York
March 1, 2007